    As filed with the Securities and Exchange Commission on November 7, 1997
                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               CUNO INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                           06-1159240
        (State or Other Jurisdiction             (IRS Employer
        of Incorporation or Organization)        Identification Number)

               400 Research Parkway, Meriden, Connecticut  06450
          (Address of Principal Executive Offices including Zip Code)

                  CUNO Incorporated 1996 Stock Incentive Plan,
        CUNO Incorporated Non-Employee Directors' Stock Option Plan and
                 CUNO Incorporated Savings and Retirement Plan
                             (Full Title of Plans)

                                 Paul J. Powers
               Chief Executive Officer and Chairman of the Board
                               CUNO Incorporated
                400 Research Parkway, Meriden, Connecticut 06450
                                 (203) 237-5541
           (Name, Address and Telephone Number of Agent for Service)

                                With a copy to:
                            Herbert S. Wander, P.C.
                                David J. Kaufman
                             Katten Muchin & Zavis
                       525 West Monroe Street, Suite 1600
                            Chicago, Illinois 60661
                                 (312) 902-5200

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               Proposed maximum
Title of securities                        Amount to be        offering price         Proposed maximum              Amount of
to be registered                           registered(1)(2)     per share(3)        aggregate offering price(3)   registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per         1,400,000 shares    See Footnote 3 below      $22,847,429                  $6,923
 share, with associated preferred stock
 purchase rights
====================================================================================================================================

(1) Includes an indeterminate number of shares of CUNO Incorporated Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Includes 200,000 shares under the CUNO Incorporated Non-Employee Directors' Plan, 1,000,000 shares under the CUNO Incorporated 1996 Stock Incentive Plan, and 200,000 shares under the CUNO Incorporated Savings and Retirement Plan (401(k) Plan).
(3) The amounts are based upon the issuance of options for 380,646 shares of CUNO Incorporated Common Stock at an average exercise price of $13.828, and the average ($17.25) of the high and low sales prices of the Company's Common Stock as reported on the National Association of Securities Dealers Automated Quotations System on November 5, 1997, for the remaining 1,019,354 additional shares to be registered. Such amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933.
================================================================================

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectus for the CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Directors' Stock Option Plan and the CUNO Incorporated Savings and Retirement Plan (collectively, the "Plans"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed with the SEC by CUNO Incorporated (the "Company") are incorporated in this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended October 31, 1996.

     2. The Company's Registration Statement on Form S-1, File Number 333-22447, in the form declared effective on April 24, 1997, as amended.

     3. The Company's Quarterly Reports on Form 10-Q, as amended, for the quarter ended January 31, 1997.

     4. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1997 and July 31, 1997.

     5. The description of the Company's Common Stock, par value $.001 per share, with associated preferred stock purchase rights (the "Common Stock"), contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The consolidated financial statements and schedule of CUNO Incorporated which appear in CUNO Incorporated's Annual Report (Form 10-K) for the year ended October 31, 1996, have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon included therein and is incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

     Article XII of the Company's Amended and Restated Certificate of Incorporation provides that the Company may indemnify its directors, officers and employees to the fullest extent permitted by the

Delaware General Corporation Law, such indemnification to be evidenced by an indemnification agreement, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense or
(ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company also has entered into indemnification agreements with each of the members of the board of directors. These agreements may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' liability insurance if available on reasonable terms.

     In addition, Article XII of the Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or
(iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     The Company maintains a directors' and officers' insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits

     4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10, File Number 000-21109 (the "Registration Statement").

     4.2 Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.2 to the Registration Statement.

     4.3 CUNO Incorporated 1996 Stock Incentive Plan, incorporated by reference to Exhibit 10.2 to the Registration Statement.

     4.4 CUNO Incorporated Non-Employee Directors' Stock Option Plan, incorporated by reference to Exhibit 10.1 to the Registration Statement.

     4.5 CUNO Incorporated Shareholder Rights Plan, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement.

     5 Opinion of Katten Muchin & Zavis as to the legality of the shares of common stock being offered under the Plans.

     23.1 Consent of Ernst & Young LLP, independent auditors.

     23.2 Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

     The Company received a favorable determination from the Internal Revenue Service (the "IRS") regarding the CUNO Incorporated Savings and Retirement Plan, as amended, and will make any adjustments required by the IRS to continue to qualify such plan under Section 401 of the Internal Revenue Code.

Item 9.   Undertakings.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution required to be but not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Meriden, State of Connecticut, on this 25th day of September, 1997.

                               CUNO Incorporated

                         By:   /s/ PAUL J. POWERS
                               -----------------------
                               Paul J. Powers
                               Chief Executive Officer and Chairman of the Board

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Paul J. Powers, Mark G. Kachur, and Ronald C. Drabik and, each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 25, 1997.

      SIGNATURE                                       TITLE
----------------------     -----------------------------------------------------------
/s/ PAUL J. POWERS         Chief Executive Officer and Chairman of the Board (Principal
----------------------     Executive Officer)
    Paul J. Powers

/s/ MARK G. KACHUR         President, Chief Operating Officer and Director
----------------------
    Mark G. Kachur

/s/ RONALD C. DRABIK       Senior Vice President, Chief Financial Officer, Secretary
----------------------     and Treasurer (Principal Accounting and Financial Officer)
    Ronald C. Drabik

/s/ JOEL B. ALVORD         Director
----------------------
    Joel B. Alvord

/s/ CHARLES L. COONEY      Director
----------------------
    Charles L. Cooney

/s/ NORBERT A. FLOREK      Director
----------------------
    Norbert A. Florek

/s/ JOHN M. GALVIN         Director
----------------------
    John M. Galvin

/s/ GERALD C. McDONOUGH    Director
----------------------
    Gerald C. McDonough

/s/ C. EDWARD MIDGLEY      Director
----------------------
    C. Edward Midgley

/s/ DAVID L. SWIFT         Director
----------------------
    David L. Swift

                                 EXHIBIT INDEX

                                                                                              Sequential
Exhibit                                                                                          Page
Number                                        Description                                       Number
-------    ---------------------------------------------------------------------------------  ----------
  5        Opinion of Katten Muchin & Zavis as to the legality of the shares of common stock being offered under the Plans.
 23.1      Consent of Ernst & Young LLP, independent auditors.
 23.2      Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5).
 24        Power of Attorney (included on the signature page of this Registration Statement).